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                                                                       EXHIBIT 4

                         BOYD BROS. TRANSPORTATION INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN



SECTION 1.        PURPOSE

                  This 1999 Employee Stock Purchase Plan (the "Plan") is intended to advance the interests of Boyd Bros. Transportation Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees who have the training, experience and ability to enhance the profitability of the Company and to reward employees of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


SECTION 2.        DEFINITIONS

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee of not less than two members of the Board of Directors appointed by the Board of Directors to administer this Plan.

                  (d) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended from time to time.

                  (e) "Company" shall mean Boyd Bros. Transportation Inc., a Delaware corporation.

                  (f) "Compensation" shall mean all basic straight time wages and salary, including payments for overtime, commissions and bonuses, but excluding Company contributions to profit sharing plans, and other extraordinary compensation. Notwithstanding the foregoing, the Committee shall, in its discretion, have the authority to exclude, with respect to all employees, any other form of compensation from the definition of "Compensation," provided such exclusion shall comply with Section 423(b)(5) of the Code.

                  (g) "Designated Subsidiary" shall mean a Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.


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                  (h) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under Section 3401 of the Code whose customary employment with the Company or any designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (i) "Enrollment Date" shall mean the first day of each Offering Period.

                  (j) "Exercise Date" shall mean the last Trading Day of each Offering Period.

                  (k) "Offering Period" shall mean (i) the seven-month exercise period commencing on June 1, 1999, and (ii) six-month exercise periods commencing on January 1, 2000, and on each July 1 and January 1 thereafter while the Plan is in effect, during which options granted pursuant to the Plan may be exercised. The last Offering Period shall begin on January 1, 2009, unless the Plan is sooner terminated in accordance with Section 22.

                  (l) "Plan" shall mean this Employee Stock Purchase Plan.

                  (m) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the combined total voting power of all issues of stock of such corporation are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (n) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.


SECTION 3.        ADMINISTRATION

                  (a) The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee of not less than two members of the Board of Directors appointed by the Board of Directors (the "Committee") for said purpose. The majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final. The Committee may establish any policies or procedures which in the discretion of the Committee are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.



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SECTION 4.        ELIGIBILITY

                  All employees (as defined in Section 2(h)) of the Company or of any Designated Subsidiary (as defined in Section 2(g)) of the Company who have been employed for a period of one year shall be offered options under the Plan to purchase the Company's common stock, $.001 par value per share ("Common Stock"), except that no employee shall be granted an option under the Plan if, immediately after the option was granted, such employee would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of this paragraph, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding options shall be treated as owned by the employee.


SECTION 5.        STOCK

                  The stock subject to the options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be purchased under the Plan shall not exceed 175,000 shares of Common Stock. In the event that the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.


SECTION 6.        OFFERING PERIODS

                  The Plan shall be implemented by consecutive Offering Periods, the first of which shall begin on June 1, 1999 and end on December 31, 1999 with new Offering Periods commencing on the first Trading Day of January and July of each year beginning with the year 2000, or on such other date as the Board shall determine, and continuing thereafter until the Offering Period beginning on January 1, 2009 and ending on June 30, 2009, unless the Plan is terminated sooner in accordance with Section 21 or 22 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.


SECTION 7.        PARTICIPATION

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit "A" to this Plan and filing it with the Company's payroll office at such time as is specified by the Committee or the Company and is prior to the applicable Enrollment Date (unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period). Once properly made, an eligible Employee's election to participate shall be


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automatically renewed for each subsequent offering period, subject to any termination or withdrawal as provided in Section 12.

                  (b) Payroll deductions for a participant shall commence on the first payroll disbursement date following the Enrollment Date and shall end on the last payroll disbursement date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 12.


SECTION 8.        PAYROLL DEDUCTIONS

                  (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions from his Compensation made on each payday during the Offering Period in a whole dollar amount not exceeding $75 per week during the payroll period. The aggregate of such payroll deductions during the Offering Period shall not exceed $1,950 of the participant's Compensation during said Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his account under the Plan and will be withheld in whole dollar amounts only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his participation in the Plan as provided in Section 12, or may decrease (but not increase) the dollar amount of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in dollar amount shall be effective with the first payroll period beginning after fifteen (15) days following the Company's receipt of the new authorization.

                  (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.


SECTION 9.        GRANT OF OPTION

                  (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the option price per share defined in paragraph (b) below; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by



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dividing $1,950 by the option price per share of the Company's Common Stock defined in paragraph (b) below, and provided further that such purchase shall be subject to the limitations set forth in Sections 4, 8 and 14. Exercise of the option shall occur as provided in Section 10, unless the participant has withdrawn pursuant to Section 12, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 9(b) herein.

                  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date for the applicable Offering Period or (ii) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Exercise Date. The fair market value shall be the closing bid price of the Common Stock for the applicable Enrollment Date or Exercise Date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next Trading Day.


SECTION 10.       EXERCISE OF OPTION

                  Unless a participant withdraws from the Plan as provided in
Section 12 below, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. In no event can an option be exercised after the expiration of twenty-seven (27) months from the date such option is granted. No fractional shares will be purchased. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her, except as provided in Section 15 hereof.


SECTION 11.       DELIVERY

                  As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be carried over and credited to that participant's account for the purchase of Common Stock in the next Offering Period, unless the participant withdraws from the Plan as provided in Section 12 below in which case such cash shall be returned to said participant.




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SECTION 12.       WITHDRAWAL; TERMINATION OF EMPLOYMENT

                  (a) A participant may withdraw all, but not less than all, of the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in the form of Exhibit "B" to this Plan. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement in accordance with Section 7 hereof.

                  (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(h)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under Section 14, and such participant's options will be automatically terminated.

                  (c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's options terminated.

                  (d) A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.


SECTION 13.       INTEREST

                  No interest shall accrue on the payroll deductions of a participant in the Plan.


SECTION 14.       DESIGNATION OF BENEFICIARY

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant,

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or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to (i) participant's spouse, or (ii) if no spouse is then living, the participant's children (who shall share the amounts payable equally), or (iii) if no such children are then living, then the participant's grandchildren (who shall share the amounts payable equally), or (iv) if no such grandchildren are then living, then the participant's siblings (who shall share the amounts payable equally), or (v) if no such sibling is then living, then the participant's parents (who shall share the amounts payable equally).


SECTION 15.       TRANSFERABILITY

                  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 12 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12.


SECTION 16.       USE OF FUNDS

                  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.


SECTION 17.       REPORTS

                  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.


SECTION 18.       ADJUSTMENTS

                  (a) The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock, or
(iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards


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under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced, except that in no event shall the Committee substitute such alternative consideration that would disqualify this Plan as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Committee may also make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities which may be sold under the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in clause (i) of the preceding sentence.

                  (b) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.


SECTION 19.       RIGHTS AS A STOCKHOLDER

                  An optionee shall have no rights as a stockholder with respect to any Common Stock covered by his option until the exercise date following payment in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Section 18 of the Plan.


SECTION 20.       CONDITIONS UPON ISSUANCE OF SHARES; NONDISTRIBUTION PURPOSE

                  (a) Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Unless the Common Stock subject to options under the Plan is registered under the Securities Act, each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall not be made with a view to resale or distribution or any participation therein. Resales of such stock without registration under the Securities Act may not be made unless, in the opinion of counsel for the Company, such resale is permissible under the Securities Act and any other applicable law, regulation or rule of any governmental agency.

                  (c) The Company shall have the right to pay (or to retain in a participant's account) cash in lieu of any fractional shares of Common Stock under the Plan.


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                  (d) The option agreements authorized under the Plan shall
contain such other provisions as the Committee may deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.


SECTION 21.       TERM OF PLAN

                  Options granted pursuant to the Plan shall be granted within a period of 10 years from the date the Plan is adopted by the Board of Directors.


SECTION 22.       AMENDMENT OR TERMINATION OF THE PLAN

                  (a) The Plan may be amended from time to time by the Board of Directors of the Company, but without further approval of the stockholders, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by the last sentence of Section 18(a) of the Plan shall not be limited by this provision) or change the designation in Section 4 of the class of employees eligible to receive options. Furthermore, the Plan may not, without further approval of the stockholders, be amended in any manner that would cause options issued under it to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code. The Plan may be terminated at any time by the Board of Directors of the Company, subject to the rights of outstanding optionees.

                  (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, change the purchase price in order to avoid a charge to the Company's earnings under applicable financial accounting standards or principles, limit the number of shares available for purchase during an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit withholding in excess of the amount designated in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are not inconsistent with the Company's compensation policies.

SECTION 23.       COORDINATION WITH SECTION 401(K) PLAN

                  In the case of any Employee who is a participant in this Plan, who is also a participant in the Boyd Bros. Transportation Inc. 401(k) Profit Sharing Plan ("Profit Sharing Plan") and who withdraws an amount from his account under the Profit Sharing Plan in order to satisfy an "immediate and heavy financial need" of the participant or otherwise withdraws an amount from the Profit Sharing Plan on account of the "hardship of the employee" (determined in accordance with

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the standards of Section 401(k)(2)(B)(i) of the Code), then such Employee shall have his payroll deductions under this Plan suspended until the first payroll period that begins after the first anniversary of the date of payment of the withdrawal.

SECTION 24.       NOTICES

                  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


SECTION 25.       GENDER

                  For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.


SECTION 26.       NO CONTRACT OF EMPLOYMENT

                  Nothing contained in the Plan or the payment of any benefits under the Plan shall give any Employee, whether or not a participant, any rights to continued employment. All employees remain subject to termination, layoff, or discipline as if the Plan had not been put into effect.


SECTION 27.       APPROVAL OF STOCKHOLDERS

                  The Plan shall not take effect until adopted by the unanimous written consent of the holders of all of the shares of Common Stock, or the affirmative vote of the holders of a majority of the shares of Common Stock actually voting on the Plan in person or by proxy at a meeting at which a quorum representing a majority of the outstanding Common Stock is present in person or by proxy, which approval must occur within the period of 12 months before and 12 months after the date the Plan is adopted by the Board of Directors.



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                                   EXHIBIT "A"
                         BOYD BROS. TRANSPORTATION INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                                 ENROLLMENT FORM


Date of enrollment: __________________


1. I hereby elect to participate in the Boyd Bros. Transportation Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribe to purchase shares of the Company's Common Stock, $.001 par value, in accordance with this enrollment form and the Stock Purchase Plan.

2. I hereby authorize the Company to deduct from each paycheck $______ (not to exceed $75.00 per week) of my _____________________________ for each payday during this Offering Period, and each subsequent offering period during which I am eligible to participate, in accordance with the provisions of the Stock Purchase Plan.

3. I understand that these payroll deductions shall be accumulated for the purchase of shares of Common Stock, $.001 par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, unless I withdraw from the Stock Purchase Plan by giving written notice to the Company, shares will be purchased for me automatically on the Exercise Date of each offering period subsequent to my filing of this enrollment form.

4. I understand that, before the Exercise Date for this Offering Period, the Company will provide me with a copy of the Company's most recent prospectus describing the Stock Purchase Plan, and thereafter will provide me with annual updates and copies of any revised versions of the prospectus. Therefore, before my options received under the Plan are exercised to purchase Shares, I will have the opportunity (after receiving the prospectus and before the Exercise Date) to withdraw from the Plan and have returned to me all the money that was deducted from my pay for the purpose of purchasing shares. I acknowledge that I have received a copy of the complete "Boyd Bros. Transportation Inc. Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:

         Your name    _________________________________________________
                      As you wish it to appear on the stock certificate

6. I understand that if I dispose of any shares received by me pursuant to the Plan, either (1) within two (2) years after the offering date (the first day of the offering period during which I purchased such shares) or (2) within one (1) year after the date on which such shares were



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         transferred to me, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares.

         I hereby agree to notify the Company in writing within thirty (30) days after the date of any such disposition and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. Boyd Bros. Transportation Inc. may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation.

         However, if I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that, under current tax laws, I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be treated as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as a capital gain or loss.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. I understand that my enrollment is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. I further acknowledge and understand that the Company's obligation to sell shares to me is conditional upon compliance with all applicable federal and state securities laws, and specifically conditional upon the existence of an effective registration statement regarding the shares which I will purchase on the date of that purchase.



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9.       In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:



         _______________________________________________________________________
         NAME:  (Please print)      (First)          (Middle)         (Last)


         _______________________________________________________________________
                                   (Relationship)


         _______________________________________________________________________
                                     (Address)


         _______________________________________________________________________
         NAME:  (Please print)      (First)          (Middle)         (Last)


         _______________________________________________________________________
                                    (Relationship)


         _______________________________________________________________________
                                      (Address)


         _______________________________________________________________________
         NAME:  (Please print)      (First)          (Middle)         (Last)


         _______________________________________________________________________
                                    (Relationship)


         _______________________________________________________________________
                                       (Address)


Note: You may use the back side of this form to list any additional beneficiary(ies) than those above or attach a list of your own.




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                                    *********

         Employee's Name
         (Please print clearly) ________________________________________

         Employee's Social
         Security Number:       ________________________________________

         Employee's Address:    ________________________________________

                                ________________________________________

                                ________________________________________




         I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS
         TERMINATED BY ME. I CERTIFY THAT THE INFORMATION ON THIS FORM IS ACCURATE AND COMPLETE.

         DATED: __________________________




                                          ______________________________
                                          Signature of Employee




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



                                   EXHIBIT "B"

                         BOYD BROS. TRANSPORTATION INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


         The undersigned, a participant in the Boyd Bros. Transportation Inc. Employee Stock Purchase Plan for the Offering Period which began on ____________ ________________, 19____ (the "Enrollment Date"), hereby notifies the Company that he or she hereby withdraws from the offering. The undersigned hereby directs the Company to pay him or her, as promptly as practicable, all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new subscription agreement.

         Name and Address of Participant:

         ______________________________________

         ______________________________________

         ______________________________________

         ______________________________________

         Participant's Social
         Security Number:______________________






                                          _____________________________________
                                          Signature

                                          Date: _______________________________




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